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                              AMENDMENT NUMBER 9 TO
                        PRINCIPAL UNDERWRITING AGREEMENT

      Pursuant to the Principal Underwriting Agreement between Hartford Securities Distribution Company, Inc. and THE HARTFORD MUTUAL FUNDS, INC. (formerly known as ITT Hartford Mutual Funds, Inc.) dated July 22, 1996, as amended and as assigned to HARTFORD INVESTMENT FINANCIAL SERVICES, LLC (formerly known as Hartford Investment Financial Services Company) on November 1, 1998 (the "Agreement"), the following new series (the "Series") are hereby included as new Funds:

                  -     The Hartford Aggressive Growth Allocation Fund

                  -     The Hartford Balanced Allocation Fund

                  -     The Hartford Conservative Allocation Fund

                  -     The Hartford Growth Allocation Fund

                  -     The Hartford Income Allocation Fund

      All provisions in the Agreement shall apply to the Series.

                                IN WITNESS WHEREOF, the parties hereto have caused this amendment to be executed on the 26th day of May 2004.

                                     HARTFORD INVESTMENT FINANCIAL SERVICES, LLC

                                     By: /s/ David M. Znamierowski
                                         -----------------------------
                                     David M. Znamierowski
                                     Senior Vice President

                                     THE HARTFORD MUTUAL FUNDS, INC.

                                     By: /s/ David M. Znamierowski
                                         -------------------
                                     David M. Znamierowski
                                     President